EXHIBIT 99

News Release For further information contact: Fitzhugh Taylor / Raphael Gross of ICR 203-682-8261 / 203-682-8253

Dave & Buster’s, Inc. Announces Third Quarter 2012 Results

-Achieves Adjusted EBITDA Growth of 19%-

DALLAS, TX—(BUSINESS WIRE)—December 11, 2012—Dave & Buster's, Inc., a leading operator of high volume entertainment/dining complexes, today announced financial results for its third quarter ended October 28, 2012.

Key highlights from the third quarter 2012 compared to the third quarter 2011 include:

▪	Total revenues increased 8.9% to $131.1 million from $120.3 million.
▪	Comparable store sales increased 3.9%.
▪	Adjusted EBITDA* increased 18.7% to $18.0 million from $15.1 million. As a percentage of total revenues, Adjusted EBITDA increased approximately 110 basis points to 13.7%.
▪	One new store opened during the third quarter of 2012.

Key highlights for year-to-date 2012 compared to year-to-date 2011 include:

▪	Total revenues increased 11.3% to $442.5 million from $397.6 million.
▪	Comparable store sales increased 2.8%.

▪	Adjusted EBITDA* increased 23.3% to $84.4 million from $68.4 million. As a percentage of total revenues, Adjusted EBITDA increased approximately 190 basis points to 19.1%.

* A reconciliation of EBITDA and Adjusted EBITDA to net income, the most directly comparable financial measure presented in accordance with GAAP, is set forth in the attachment to this release.

“We are encouraged by the overall strength and ongoing momentum of our business,” said Steve King, Chief Executive Officer of Dave & Buster’s, Inc. “Despite a challenging external macro environment, we delivered strong same store sales growth, which led to a 19% increase in Adjusted EBITDA during the third quarter. We continue to accelerate our growth plans, having opened our second small format prototype in September and a new Dallas, TX flagship store in December. Our team remains committed to driving strong returns through new development, as well as expanding our overall new unit potential by utilizing our small format as a complement to our traditional prototype.”

Review of Third Quarter 2012 Operating Results

Total revenues increased 8.9% to $131.1 million in the third quarter of 2012 compared to $120.3 million in the third quarter of 2011. Across all stores, Food and Beverage revenues increased 6.0% and Amusements and Other revenues increased 11.8%.

Comparable store sales increased 3.9% in the third quarter of 2012. The increase was driven by a 4.3% increase in comparable walk-in sales and a 0.4% increase in comparable special events business sales. Non-comparable store revenues increased $6.4 million during the third quarter.

Adjusted EBITDA increased 18.7% to $18.0 million in the third quarter of 2012 from $15.1 million in last year’s third quarter. As a percentage of total revenues, adjusted EBITDA increased approximately 110 basis points to 13.7%.

Development

During the third quarter, one new Dave & Buster’s store opened in Orland Park, IL. The Company has opened three new stores year-to-date, including a relocation in Dallas, TX, which re-opened subsequent to the third quarter. One additional store is scheduled to open in the fourth quarter of 2012. The Company also anticipates opening five new stores during 2013.

Conference Call

Management will hold a conference call to discuss third quarter 2012 results today at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The conference call can be accessed over the phone by dialing 1-888-230-5498 or for international callers by dialing 1-913-312-0719. A replay will be available after the call for one year beginning at 1:00 p.m. Central Time (2:00 p.m. Eastern Time) and can be accessed by dialing 1-877-870-5176 or for international callers by dialing 1-858-384-5517; the passcode is 8129949.

Additionally, a live and archived webcast of the conference call will be available at www.daveandbusters.com under the Investor Relations section.

About Dave & Buster’s, Inc.

Founded in 1982 and headquartered in Dallas, Texas, Dave & Buster’s is the premier national owner and operator of 60 high-volume venues that offer interactive entertainment options for adults and families, such as skill/sports-oriented redemption games and technologically advanced video and simulation games, combined with a full menu of high quality food and beverages. Dave & Buster’s currently has stores in 25 states and Canada. For additional information on Dave & Buster’s, please visit www.daveandbusters.com.

The statements contained in this release that are not historical facts are forward-looking statements. These forward-looking statements involve risks and uncertainties and, consequently, could be affected by our level of indebtedness, general business and economic conditions, the impact of competition, the seasonality of the company’s business, adverse weather conditions, future commodity prices, guest and employee complaints and litigation, fuel and utility costs, labor costs and availability, changes in consumer and corporate spending, changes in demographic trends, changes in governmental regulations, unfavorable publicity, our ability to open new stores, and acts of God.

DAVE & BUSTER’S, INC.

Condensed Consolidated Balance Sheets

(in thousands)

	October 28, 2012	January 29, 2012
	(unaudited)	(audited)
ASSETS

Current assets:
Cash and cash equivalents	$49,693	$33,684
Other current assets	42,389	41,310

Total current assets	$92,082	$74,994

Property and equipment, net	326,820	323,342

Intangible and other assets, net	376,278	380,326

Total assets	$795,180	$778,662

LIABILITIES AND STOCKHOLDERS' EQUITY

Total current liabilities	$98,072	$86,643

Other long-term liabilities	100,048	104,987

Long-term debt, less current liabilities, net unamortized discount	344,263	345,167

Stockholders' equity	252,797	241,865

Total liabilities and stockholders' equity	$795,180	$778,662

DAVE & BUSTER’S, INC.

Consolidated Statements of Operations

(dollars in thousands)

(unaudited)

	13 Weeks Ended		13 Weeks Ended
	October 28, 2012		October 30, 2011

Food and beverage revenues	$63,159	48.2%	$59,567	49.5%
Amusement and other revenues	67,907	51.8%	60,755	50.5%
Total revenues	131,066	100.0%	120,322	100.0%

Cost of products	26,221	20.0%	24,081	20.0%
Store operating expenses	78,330	59.7%	73,271	60.9%
General and administrative expenses	12,242	9.3%	8,279	6.9%
Depreciation and amortization	15,746	12.0%	13,578	11.3%
Pre-opening costs	1,089	0.8%	587	0.5%
Total operating expenses	133,628	101.8%	119,796	99.6%

Operating income (loss)	(2,562)	-1.8%	526	0.4%
Interest expense, net	7,979	6.1%	8,097	6.7%

Loss before income tax benefit	(10,541)	-7.9%	(7,571)	-6.3%
Income tax benefit	(8,920)	-6.8%	(3,124)	-2.6%
Net loss	$(1,621)	-1.1%	$(4,447)	-3.7%

Other information:
Company-owned and operated stores open at end of period (1)	60		57

The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods shown:

	13 Weeks Ended	13 Weeks Ended
	October 28, 2012	October 30, 2011

Total net loss	$(1,621)	$(4,447)
Add back: Interest expense, net	7,979	8,097
Income tax benefit	(8,920)	(3,124)
Depreciation and amortization	15,746	13,578
EBITDA	13,184	14,104
Add back: Loss on asset disposal	13	41
Share-based compensation	362	231
Currency transaction loss (gain)	(17)	173
Pre-opening costs	1,089	587
Reimbursement of affiliate expenses	481	481
Deferred amusement revenue and ticket redemption liability adjustments	(134)	(578)
Transaction and other costs	2,999	101
Adjusted EBITDA (2)	$17,977	$15,140

DAVE & BUSTER’S, INC.

Consolidated Statements of Operations

(dollars in thousands)

(unaudited)

	39 Weeks Ended		39 Weeks Ended
	October 28, 2012		October 30, 2011

Food and beverage revenues	$213,734	48.3%	$197,706	49.7%
Amusement and other revenues	228,747	51.7%	199,883	50.3%
Total revenues	442,481	100.0%	397,589	100.0%

Cost of products	86,563	19.6%	78,125	19.6%
Store operating expenses	249,577	56.4%	228,884	57.6%
General and administrative expenses	30,099	6.8%	25,704	6.5%
Depreciation and amortization	45,573	10.3%	39,873	10.0%
Pre-opening costs	1,798	0.4%	2,758	0.7%
Total operating expenses	413,610	93.5%	375,344	94.4%

Operating income	28,871	6.5%	22,245	5.6%
Interest expense, net	24,372	5.5%	24,553	6.2%

Income (loss) before income tax provision	4,499	1.0%	(2,308)	-0.6%
Income tax benefit	(5,551)	-1.3%	(1,461)	-0.4%
Net income (loss)	$10,050	2.3%	$(847)	-0.2%

Other information:
Company-owned and operated stores open at end of period (1)	60		57

The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods shown:

	39 Weeks Ended	39 Weeks Ended
	October 28, 2012	October 30, 2011

Total net income (loss)	$10,050	$(847)
Add back: Interest expense, net	24,372	24,553
Provision (benefit) for income taxes	(5,551)	(1,461)
Depreciation and amortization	45,573	39,873
EBITDA	74,444	62,118
Add back: Loss on asset disposal	1,952	1,018
Share-based compensation	866	853
Currency transaction (loss) gain	(13)	16
Pre-opening costs	1,798	2,758
Reimbursement of affiliate expenses	855	721
Deferred amusement revenue and ticket redemption liability adjustments	1,282	390
Transaction and other costs	3,201	552
Adjusted EBITDA (2)	$84,385	$68,426

NOTES

(1) The store count excludes one franchise location in Canada.

(2) EBITDA, a non-GAAP measure, is defined as net income (loss) before income tax provision (benefit), interest expense (net) and depreciation and amortization. Adjusted EBITDA, also a non-GAAP measure, is defined as EBITDA plus (gain) loss on asset disposal, share-based compensation expense, pre-opening costs, reimbursement of affiliate expenses, and other non-cash or non-recurring charges. The company believes that EBITDA and Adjusted EBITDA (collectively, “EBITDA – Based Measures”) provide useful information to debt holders regarding the Company’s operating performance and its capacity to incur and service debt and fund capital expenditures. The Company believes that the EBITDA – Based Measures are used by many investors, analysts and rating agencies as a measure of performance. In addition, Adjusted EBITDA is approximately equal to “Consolidated EBITDA” as defined in our senior secured credit facility and indentures relating to the Company’s senior notes. Neither of the EBITDA – Based Measures is defined by GAAP and neither should be considered in isolation or as an alternative to other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance. EBITDA and Adjusted EBITDA as defined in this release may differ from similarly titled measures presented by other companies.